UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 24, 2004 (November 22, 2004)

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4034	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     On November 22, 2004, Commercial Metals Company (the “Company”) issued a press release announcing that its board of directors declared a two-for-one stock split in the form of a 100% stock dividend on the Company’s common stock payable January 10, 2005 to stockholders of record December 13, 2004. Each stockholder of record will receive one additional share of CMC common stock for each share held as of the record date. The Company also announced its intent to institute a quarterly cash dividend of 6 cents per share on the increased number of shares resulting from the stock dividend effective with the next cash dividend payment scheduled for January. The effect of the stock dividend combined with the new cash dividend rate will result in stockholders receiving a 20% increase in cash dividend payments.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished with this Form 8-K.

	99.1	Press Release, dated November 22, 2004, relating to declaration of the board of directors of a two-for-one stock split in the form of a 100% stock dividend.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: November 24, 2004
	By:	/s/ Stanley A. Rabin
		Name:	Stanley A. Rabin
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 22, 2004.